Liquid Holdings group, INC.

2012 AMENDED AND RESTATED Stock INCENTIVE Plan

Adopted by the Board: April 5, 2013

Adopted by the Members: April 5, 2013

Amended by the Human Resources and Compensation Committee of the Board: July 24, 2013

ARTICLE I

PURPOSE

The purpose of this Amended and Restated Stock Incentive Plan (the “Plan”) is to advance the interests of Liquid Holdings Group, Inc. (the “Company”) by providing a means by which selected Employees, Directors and Advisors of the Company, and its Affiliates, are incented to perform through the opportunity to benefit from increases in value of the shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) from grants of Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Shares and Incentive Bonuses.

ARTICLE II

DEFINITIONS

“ACT” means the Securities Act of 1933, as amended.

“ADVISOR” means any person engaged by the Company or an Affiliate to render advisory services as an independent contractor and who is compensated for such services, provided that the term “Advisor” shall not include Directors.

“AFFILIATE” means any parent corporation or subsidiary corporation or entity of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

“AWARD” means the grant of an Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Share or Incentive Bonus.

“Award Agreement” means a written agreement between the Company and a Recipient evidencing the terms and conditions of an individual Award grant. The Award Agreement shall be in the form approved by the Board from time to time. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Managers of the Company.

“CAUSE” means a determination by the Board, or of the board of directors of an Affiliate for whom the Recipient provides services, that the Recipient was terminated for certain actions, including but not limited to: (i) the Recipient committed an act of material dishonesty in connection with their responsibilities as an Employee, Officer, Director, or Advisor; (ii) the Recipient failed to comply with the material terms of any written Company policy or rule as they may be in effect from time to time during the Recipient’s term as an Employee, Officer, Director, or Advisor, and such failure is materially and demonstrably injurious to the Company; (iii) the Recipient breached any material term of a Stock Award Agreement or any employment agreement entered into between the Recipient and the Company, or any other written agreement between the Recipient and the Company and such breach is materially and demonstrably injurious to the Company; (iv) the Recipient was convicted of, or entered a plea of guilty or nolo contendere to, a felony or crime of moral turpitude; or (v) the Recipient engaged in gross misconduct or gross neglect of the Recipient’s duties and such misconduct or neglect is materially and demonstrably injurious to the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any Internal Revenue Code adopted in the future to replace the Internal Revenue Code of 1986.

“Committee” means any other committee appointed by the Board in accordance with Article III to administer the Plan.

“Continuous Status as an Employee, Director OR ADVISOR” means that the provision of services to the Company or an Affiliate in the capacity of Employee, Director or Advisor is not interrupted or terminated. Continuous Status as an Employee, Director or Advisor shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Affiliate, or any successor, in any capacity as Employee, Director or Advisor, or (iii) any change in status as long as the person remains in the service of the Company, Affiliate or successor in any capacity as an Employee, Director or Advisor (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave approved by the Company; provided, however, that any such authorized leave of absence shall be treated as Continuous Status as an Employee, Director or Advisor for the purposes of vesting only to the extent as may be provided in the Company’s leave policy. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Notwithstanding anything to the contrary in this definitional paragraph, an Advisor’s status shall not be considered continuous unless the Advisor is and continues to be ready, willing and able to engage in substantial services to the Company. The Board, in its sole discretion, shall in all cases determine whether Continuous Status as an Employee, Director or Advisor shall be considered interrupted or terminated.

“Director” means a member of the Board or of the board of directors of an Affiliate.

“DISABILITY” means a scenario where an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Board may require.

“Employee” means any person, including Officers and Executive Directors, employed by the Company or any Affiliate of the Company as determined under the rules contained in Code Section 3401. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient by itself to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Director” means an individual who is an Officer of the Company and also serves as a member of the Board of Directors.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a)     If the Common Stock is readily tradable on an established securities market, the fair market value of the Common Stock on the date of grant means the value determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant of the Award, or any other reasonable basis using actual transactions in the Common Stock as reported by such market and consistently applied.

(b)      If the Common Stock is not readily tradable on an established securities market, the fair market value of the Common Stock on the date of grant means the value determined by a valuation of the Common Stock determined by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code and the regulations thereunder as of a date that is no more than twelve (12) months before the relevant Option grant date, unless determined otherwise by the Board in a manner consistent with Section 409A of the Code.

“INCENTIVE BONUS” means an Award pursuant to which a Recipient may become entitled to receive an amount in cash and/or Common Stock, as determined by the Board, based on terms and conditions established by the Board.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option (as set forth in the Award Agreement) and that qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option (as set forth in the Award Agreement) or that does not qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“OPTION” means the right, granted pursuant to the Plan, to purchase Common Stock at a specified price per share for a specified period of time.

“Recipient” means an Employee, Director or Advisor, or their permitted transferees, who holds an outstanding Award.

“RESTRICTED SHARE” means an Award of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the Board deems appropriate.

“RESTRICTED STOCK UNIT” means an Award denominated in units under which the issuance of Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the Board deems appropriate.

“STOCK APPRECIATION RIGHT” means an Award that entitles the Recipient to receive, in cash or Common Stock or a combination thereof, as determined by the Board, value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Board on the date of grant.

ARTICLE III

ADMINISTRATION

1.     ADMINISTRATION BY THE BOARD. The Plan will be administered by the Board who shall have the power, subject to, and within the limitations of the Plan, to:

1.1.     Determine, in its sole discretion, from time to time which of the persons eligible under the Plan shall be granted an Award; when and how each Award shall be granted; whether an Option granted will be an Incentive Stock Option or a Non-Qualified Stock Option, or a combination of the foregoing; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award; the number of shares with respect to which an Award shall be granted to each such person; the vesting conditions of each Award, and all other terms, conditions and restrictions applicable to each such Award or Common Stock acquired pursuant to an Award not inconsistent with the terms of the Plan.

1.2.     Approve one (1) or more forms of Award Agreements.

1.3.     Construe and interpret, in its sole discretion, the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement evidencing an Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

1.4.     Amend, modify or otherwise change in any manner the Plan or an Award as provided in Article X and to suspend or terminate the Plan as provided in Article XIII.

1.5.     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

All decisions, determinations and interpretations of the Board shall be final, binding and conclusive on any Recipient and any other person with an interest in the Plan or in an Award and on any Affiliate.

2.     DELEGATION OF BOARD POWERS.

2.1.     To the extent permitted by applicable law, the Board may delegate to one (1) or more Officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine.

2.2.     To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one (1) or more Committees or subcommittees of the Board. The Committee shall have, during such delegation and in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Administration of the Plan shall encompass, among other things, determining potential Recipients, establishing the terms of each Award, ensuring all proposed grants are consistent with the terms of the Plan, granting Awards and ensuring a designated Company representative keeps accurate records of Awards granted and vested and/or exercised, as applicable. The Board may withdraw administration of the Plan from the Committee at any time. The Board may abolish the Committee at any time and, upon abolition administration of the Plan shall revert automatically, without any further action on the Board’s part, to the Board.

2.3.     No member of the Board or of any Committee or subcommittee constituted under this Article III or any Officer acting pursuant to this Article III shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

Subject to the provisions of Article IX relating to adjustments upon changes in stock, up to a number of shares of Common Stock equal to 15% of the total number of shares of Common Stock outstanding as of the date the Plan is approved by the Board (calculated on a fully-diluted basis) may be issued pursuant to this Plan. If any Awards granted under the Plan shall terminate, expire or be cancelled for any reason as to any Common Stock, new Awards may thereafter be granted covering such Common Stock. In addition, the following Common Stock will also be added back to the aggregate number of shares of Common Stock available for issuance under this Plan: (i) Common Stock that was subject to a stock-settled Stock Appreciation Right and was not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Common Stock delivered to or withheld by the Company to pay the exercise price of an Option, or (iii) Common Stock delivered to or withheld by the Company to pay the withholding taxes related an Award. Any Common Stock issued under this Plan may, in whole or in part, be either authorized but unissued Common Stock or issued Common Stock reacquired by the Company. Notwithstanding anything herein to the contrary, the aggregate Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed a number of shares of Common Stock equal to 15% of the total Common Stock outstanding as of the date the Plan is approved by the Board (calculated on a fully-diluted basis), which number shall be calculated and adjusted pursuant to Article IX only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

ARTICLE V

ELIGIBILITY AND RESTRICTIONS

1.     ELIGIBILITY. To the extent permitted by applicable law, Incentive Stock Options may be awarded to Employees. All other Awards may be granted to Employees, Officers, Directors or Advisors of the Company or its Affiliates.

2.     RESTRICTIONS. Incentive Stock Options granted under this Plan shall be subject to the following restrictions:

2.1.     Limitation on the Number of Shares. The aggregate Fair Market Value, determined as of the date of Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Recipient during any calendar year shall not exceed $100,000. If a Recipient is eligible to participate in any other incentive stock option plans of the Company which are also intended to comply with the provisions of Section 422 of the Code, the applicable annual limitation shall apply to the Common Stock for which Incentive Stock Options may be granted under all such plans. An Incentive Stock Option may be granted which exceeds $100,000 limitation, as long as under then applicable law the portion of such Option which is exercisable for shares in excess of the $100,000 limitation shall be treated as a Non-Qualified Stock Option.

2.2.     Ten Percent (10%) Shareholder. If any Recipient to whom an Incentive Stock Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

2.2.1.     The option price per share of Common Stock subject to such Incentive Stock Option shall not be less than one hundred and ten (110%) of the Fair Market Value of one (1) share of Common Stock on the date of grant; and

2.2.2.     An Incentive Stock Option shall not have a term in excess of five (5) years from the date of grant.

In determining stock ownership, a Recipient shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his/her brothers and sisters, spouse, ancestors, and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries, as applicable. Common Stock with respect to which any such Recipient holds an Option shall not be counted. Additionally, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the Option to the Recipient. Outstanding capital stock shall not include capital stock authorized for issue under outstanding Options held by the Recipient or any other person.

ARTICLE VI

TERMS OF OPTIONS

1.     AWARD AGREEMENT. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of provisions hereof or as specifically set forth in the Award Agreement or otherwise) the substance of each of the following provisions:

1.1.     Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

1.2.     Term. No Option shall be exercisable after the expiration of ten (10) years from the date of the grant.

1.3.     Number of Shares. Each Award Agreement shall specify the number of shares of Common Stock to which it pertains.

1.4.     Consideration. The purchase price of the Common Stock acquired pursuant to an Option (the “Purchase Price”) shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised, or (ii) as otherwise determined by the Board and set forth in the Award Agreement, including through an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Option, the delivery of previously owned Common Stock or withholding of Common Stock otherwise deliverable upon exercise of the Option.

2.     EXERCISE. The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Award Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. Unless otherwise specified in an Award Agreement, the Common Stock underlying an Option grant shall vest in three equal amounts: the first installment will be first exercisable on the one (1) year anniversary of the grant date and each succeeding installment will be first exercisable one (1) year from the date that the immediately preceding installment became exercisable. Any vesting schedule can be accelerated in the discretion of the Board.

3.     NOTICE OF EXERCISE AND PAYMENT. An Option shall be exercisable only by delivery of a written notice to the Board specifying the number of shares of Common Stock for which it is exercised. If such Common Stock is not at the time effectively registered under the Act, as amended, the Recipient shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that such Common Stock is being purchased for the Recipient’s own account for investment and not with a view to the resale or distribution thereof. Payment shall be made in full at the time of delivery to the Recipient of the Common Stock for which the Option was exercised.

ARTICLE VI

TERMS OF STOCK APPRECIATION RIGHTS

1.     AWARD AGREEMENT. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of provisions hereof or as specifically set forth in the Award Agreement or otherwise) the substance of each of the following provisions:

1.1.     Price. The exercise price of each Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Stock Appreciation Right is granted. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with an exercise price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

1.2.     Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of the grant.

1.3.     Number of Shares. Each Award Agreement shall specify the number of shares of Common Stock to which it pertains.

2.     EXERCISE. The total number of shares of Common Stock subject to a Stock Appreciation Right may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Award Agreement may provide that from time to time during each of such installment periods, the Stock Appreciation Right may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Stock Appreciation Right became vested but was not fully exercised. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. Unless otherwise specified in an Award Agreement, the Common Stock underlying a Stock Appreciation Right grant shall vest in three equal amounts: the first installment will be first exercisable on the one (1) year anniversary of the grant date and each succeeding installment will be first exercisable one (1) year from the date that the immediately preceding installment became exercisable. Any vesting schedule can be accelerated in the discretion of the Board.

3.     NOTICE OF EXERCISE. A Stock Appreciation Right shall be exercisable only by delivery of a written notice to the Board specifying the number of shares of Common Stock for which it is exercised. If such Common Stock is not at the time effectively registered under the Act, as amended, the Recipient shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that such Common Stock is being acquired for the Recipient’s own account for investment and not with a view to the resale or distribution thereof.

ARTICLE VII

TERMS OF RESTRICTED SHARES AND RESTRICTED STOCK UNITS

1.     AWARD AGREEMENT. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of provisions hereof or as specifically set forth in the Award Agreement or otherwise) the substance of each of the following provisions:

1.1.     Price. Each Award Agreement shall specify the price, if any, to be paid for the Common Stock subject to the Award, and the means of payment.

1.2.     Number of Shares. Each Award Agreement shall specify the number of Restricted Shares or Restricted Stock Units to which it pertains.

1.3.     Restrictive Legend. The restrictions on transferability applicable to unvested Restricted Shares shall be enforced with the appropriate legends as determined by the Board.

2.     VESTING. The total number of Restricted Shares or Restricted Stock Units subject to an Award under this Article VII may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Award Agreement may provide that from time to time during each of such installment periods, the Award may become vested and nonforfeitable with respect to some or all of the Restricted Shares or Restricted Stock Units allotted to that period. The Award may be subject to such other terms and conditions on the time or times when it shall become vested (which may be based on performance or other criteria) as the Board may deem appropriate. Unless otherwise specified in an Award Agreement, Awards of Restricted Shares and Restricted Stock Units shall vest in three equal amounts: the first installment will vest on the one (1) year anniversary of the grant date and each succeeding installment will vest one (1) year from the date that the immediately preceding installment became vested. Any vesting schedule can be accelerated in the discretion of the Board.

3.     VALUE OF RESTRICTED STOCK UNITS. Each Restricted Stock Unit will be equal to one share of Common Stock and will entitle a Recipient to either the issuance of Common Stock or payment of an amount of cash determined with reference to the value of shares of Common Stock.

4.     Restrictions on Awards OF RESTRICTED SHARES. Except as otherwise specifically provided in the Plan, unvested Restricted Shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed by the Recipient.

5.     VOTING RIGHTS. Unless otherwise determined by the Board, Recipients holding Restricted Shares (whether vested or unvested) granted hereunder may exercise full voting rights with respect to those Restricted Shares during the period of restriction. Recipients shall have no voting rights with respect to Common Stock underlying Restricted Stock Units unless and until such Common Stock is reflected as issued and outstanding shares on the Company’s stock ledger.

6.     DIVIDENDS AND DISTRIBUTIONS. A Recipient in whose name an Award of Restricted Shares and/or Restricted Stock Units is granted shall be entitled to receive all dividends and other distributions paid with respect to the Common Stock underlying such Award, unless determined otherwise by the Board. The Board will determine whether any such dividends or distributions will be automatically reinvested in additional Common Stock or will be payable in cash; provided that such additional Common Stock and/or cash shall, unless the Board determines otherwise, be subject to the same restrictions and vesting conditions as the Award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be currently payable with respect to unvested or unearned Awards that are subject to performance-based vesting.

7.     INVESTMENT INTENT. The Company may require that, in acquiring any Restricted Shares or Common Stock pursuant to an Award of Restricted Stock Units, the Recipient agree with, and represent to, the Company that the Recipient is acquiring such Common Stock for the purpose of investment and with no present intent to transfer, sell, or otherwise dispose of such Common Stock except for such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of any Recipient. Such Common Stock shall be transferable thereafter only if the proposed transfer is permitted under the Plan and if, in the opinion of counsel (who shall be satisfactory to the Company), such transfer at such time complies with applicable securities laws.

ARTICLE VIII

TERMS OF INCENTIVE BONUSES

1.     AWARD AGREEMENT. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of provisions hereof or as specifically set forth in the Award Agreement or otherwise) the substance of each of the following provisions:

1.1.     Performance Criteria. The Board shall establish the performance criteria and level of achievement versus these criteria that shall determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such.

1.2.     Timing and Form of Payment. The Board shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Common Stock, as determined by the Board. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Recipient to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

1.3.     Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be adjusted by the Board on the basis of such further considerations as the Board shall determine.

ARTICLE IX

TERMINATION OF RELATIONSHIP WITH THE COMPANY

1.     Termination of Employment or Relationship as aN EMPLOYEE, Director OR ADVISOR. In the event that a Recipient’s Continuous Status as an Employee, Director or Advisor terminates (other than upon the Recipient’s death, Disability, or by the Company with or without Cause), (i) all unvested Options, Stock Appreciation Rights, Restricted Shares and Restricted Stock Units will immediately and automatically be terminated and forfeited back to the Company without payment of any additional consideration, unless determined otherwise at the discretion of the Board, and (ii) the Recipient may exercise his or her vested Options and Stock Appreciation Rights but only within such period of time ending on the earlier of (A) ninety (90) days after the termination of the Recipient’s status as an Employee, Director or Advisor (or, such longer or shorter period specified in the applicable Award Agreement or another written agreement between the Company and the Recipient), or (B) the expiration of the term of the Award as set forth in the applicable Award Agreement.

2.      TERMINATION WITHOUT CAUSE. In the event that a Recipient’s Continuous Status as an Employee, Director or Advisor is terminated by the Company without Cause, as defined herein (and other than by reason of the Recipient’s death, Disability or resignation for any reason), (i) all unvested Options, Stock Appreciation Rights, Restricted Shares and Restricted Stock Units scheduled to vest through the end of the year of termination will immediately and automatically vest and the remaining unvested shares subject to any such Awards will immediately and automatically be terminated and forfeited back to the Company without payment of any additional consideration, unless determined otherwise at the discretion of the Board, and (ii) the Recipient may exercise his or her vested Options and Stock Appreciation Rights but only within such period of time ending on the earlier of (A) ninety (90) days after the termination of the Recipient’s status as an Employee, Director or Advisor (or, such longer or shorter period specified in the applicable Award Agreement or another written agreement between the Company and the Recipient), or (B) the expiration of the term of the Award as set forth in the applicable Award Agreement.

3.     TERMINATION FOR CAUSE. In the event that a Recipient’s Continuous Status as an Employee, Director or Advisor terminates for Cause, as defined herein, all vested and unvested Awards then held by the Recipient will immediately and automatically be terminated and forfeited back to the Company without payment of any additional consideration.

4.     Disability of Recipient. In the event that a Recipient’s Continuous Status as an Employee, Director or Advisor terminates as a result of the Recipient’s Disability, as defined herein and in Section 22(e)(3) of the Code, (i) all unvested Options, Stock Appreciation Rights, Restricted Shares and Restricted Stock Units scheduled to vest through the end of the year of termination will immediately and automatically vest and the remaining unvested shares subject to any such Awards will immediately and automatically be terminated and forfeited back to the Company without payment of any additional consideration, unless determined otherwise at the discretion of the Board, and (ii) the Recipient may exercise his or her vested Options and Stock Appreciation Rights, but only within such period of time ending on the earlier of (A) the date twelve (12) months following such termination (or, such longer or shorter period specified in the applicable Award Agreement or another written agreement between the Company and the Recipient), or (B) the expiration of the term of the Award as set forth in the applicable Award Agreement.

5.      Death of Recipient. In the event of the death of a Recipient during, or within a period specified in the Award Agreement after the termination of, the Recipient’s status as an Employee, Director or Advisor, all unvested Awards will immediately and automatically vest, and Recipient’s Options and Stock Appreciation Rights may be exercised by the Recipient’s estate, by a person who acquired the right to exercise the Award by bequest or inheritance or by a person designated to exercise the Award upon the Recipient’s death pursuant to this Plan, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or, such longer or shorter period specified in the applicable Award Agreement or another written agreement between the Company and the Recipient), or (B) the expiration of the term of the Award as set forth in the applicable Award Agreement.

6.     ADJUSTMENTS BY THE BOARD. Any provisions under this Article IX may be subject to adjustments by the Board, including the acceleration or extension of specified time periods.

ARTICLE X

DUTIES, RIGHTS AND RESPONSIBILITIES OF RECIPIENTS

1.     Responsibility for Exercise. A Recipient is responsible for taking any and all actions as may be required to exercise any Option or Stock Appreciation Right in a timely manner, and for properly executing any documents as may be required for the exercise of an Option or Stock Appreciation Right in accordance with such rules and procedures as may be established from time to time under the Plan. By signing or accepting an Award Agreement a Recipient (and any person to whom the Option or Stock Appreciation Right under that Award Agreement is transferred) acknowledges that information regarding the procedures and requirements for the exercise of that Option or Stock Appreciation Right is available upon such Recipient’s or person’s request to the Board. The Company shall have no duty or obligation to notify any Recipient of the expiration of any Option or Stock Appreciation Right.

2.     Withholding Taxes; Delivery of Shares. If Common Stock acquired by exercise of an Incentive Stock Option granted pursuant to this Plan is disposed of within two (2) years from the date of grant of the Option or within one (1) year after the transfer of the Common Stock to the Recipient, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require. The Company shall not deliver Common Stock in respect of any Award unless and until the Recipient has made arrangements satisfactory to the Company to satisfy applicable withholding tax obligations. Unless the Recipient pays the withholding tax obligations to the Company by cash or check in connection with the delivery of the Common Stock or any other taxable event involving an Award, withholding may be effected, at the Company's option, by withholding Common Stock otherwise issuable in connection with the vesting and/or exercise of an Award, as applicable. The Recipient acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the delivery of Awards from any amounts payable by it to the Recipient (including, without limitation, future cash compensation).

3.     Nontransferability. No Award shall be transferable by the Recipient otherwise than by will or the laws of descent or distribution, and with respect to Options and Stock Appreciation Rights granted under the Plan, each such Option and Stock Appreciation Right shall be exercisable during his/her lifetime only by him/her (except as otherwise provided for in Article IX).

4.     Rights as a Shareholder. A Recipient shall have no rights as a shareholder with respect to any Common Stock covered by an Award under this Plan until the date the Recipient becomes the holder of record of such Common Stock pursuant to the terms and conditions hereof and in the applicable Award Agreement.

5.     NO RIGHTS. Except as otherwise expressly provided in herein, no Recipient shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolutions, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class or of securities convertible into shares of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any Award granted hereunder. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

ARTICLE XI

REPRICING, CANCELLATION AND RE-GRANT OF OPTIONS

Except in connection with an change in capitalization as described in Article XII, the Board shall not effect at any time directly or indirectly the repricing of any outstanding Options or Stock Appreciation Rights, including without limitation a repricing by the cancellation of any outstanding Options or Stock Appreciation Rights under the Plan and the grant in substitution therefore of new Options or Stock Appreciation Rights under the Plan covering the same or different amount of Common Stock.

ARTICLE XII

ADJUSTMENTS UPON CHANGES IN STOCK

If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be equitably adjusted in the class(es) and maximum number of shares subject to the Plan, and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share subject to such outstanding Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction not involving the receipt of consideration by the Company.) When the event(s) described in the preceding sentences occur, all Plan provisions relating to restrictions and lapse of restrictions will apply to such new, additional, or different shares or securities to the extent applicable to the Common Stock with respect to which they were distributed, provided, however, that if the Recipient shall receive rights, warrants or fractional interests in respect of any of Award, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Recipient free and clear of the restrictions hereafter set forth.

ARTICLE XIII

AMENDMENT OF THE PLAN AND AWARDS

1.     The Board at any time, and from time to time, may amend the Plan. However, except as provided in Article XII relating to adjustments upon changes in capitalization, no amendment shall be effective unless approved by the equity holders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

1.1.     Increase the number of shares of Common Stock reserved for Awards under the Plan;

1.2.     Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or any securities exchange on which the Common Stock is listed); or

1.3.     Modify the Plan in any other way if such modification requires equity holder approval in order for the Plan to satisfy the requirements of Section 422 of the Code, other applicable law or any securities exchange on which the Common Stock is listed.

2.     The Board may in its sole discretion submit any other amendment to the Plan for equity holder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

3.     It is expressly contemplated that the Board may, but shall not be required to, amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Advisors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Awards and/or to bring the Plan and/or Awards granted under it into compliance therewith.

4.     Rights and obligations of the Recipient under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan except with the written consent of the Recipient, unless such amendment is necessary to comply with any applicable law, regulation, rule or accounting requirement as determined in the sole discretion of the Board.

5.      The Board at any time, and from time to time, may amend, modify, extend, cancel or renew any Award or waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof and accelerate, continue, extend or defer the exercise time or vesting period for any Award or the vesting of any Common Stock subject thereto, including with respect to the period following a Recipient’s termination of status as an Employee, Director or Advisor; provided, however, that the rights and obligations under any Award shall not be materially impaired by any such amendment except with the written consent of the Recipient, unless such amendment is necessary to comply with any applicable law, regulation, rule or accounting requirement as determined in the sole discretion of the Board.

6.     The Board may accelerate the vesting and/or, if applicable, exercisability of any Award notwithstanding the provisions in the applicable Award Agreement.

7.     The Board may amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without shareholder approval.

ARTICLE XIV

COMPLIANCE WITH SECURITIES LAWS

The grant of Awards and the issuance of Common Stock upon or following the exercise and/or vesting of Awards shall be subject to compliance with all applicable requirements of federal and state law with respect to such securities. Common Stock may not be issued in respect of an Award granted hereunder if the issuance of such Common Stock would constitute a violation of any applicable federal or state securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Option or Stock Appreciation Right may be exercised and no Common Stock may be issued in connection with an Award unless (i) a registration statement under the Act shall at the time of issuance be in effect with respect to the Common Stock to be issued in connection with the Award or (ii) in the opinion of counsel to the Company, the Common Stock issuable in connection with the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Stock under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such Common Stock as to which such requisite authority shall not have been obtained. As a condition of the exercise of any Option or Stock Appreciation Right or the grant of any other Award, the Company may require the Recipient to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The Company may, upon the advice of counsel to the Company, place legends on any stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

ARTICLE XV

COMPLIANCE WITH SECTION 409A

To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement or other agreement evidencing the Award will incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements will be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Plan’s effective date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Plan’s effective date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Plan’s effective date), the Board may adopt such amendment to the Plan and applicable Award agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

ARTICLE XVI

MISCELLANEOUS

1.     AWARD AGREEMENT REQUIRED. Each Award under this Plan shall be evidenced by an Award Agreement in such form and shall contain such terms and conditions as the Board shall deem appropriate. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement or by communicating with the Company in such manner as the Company may authorize.

2.     EMPLOYMENT AND SHAREHOLDER STATUS. The Plan does not constitute a contract of employment, and selection as a Recipient will not give any Employee the right to be retained in the employ of the Company. Except as otherwise provided herein, the grant of an Award under the Plan shall not confer upon the holder thereof any right as an equity holder of the Company, unless and until the Recipient becomes registered as a holder of Common Stock on the records of the Company.

3.     WITHHOLDING BY COMPANY. If the Company or its Affiliates is required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations, in respect of the issuance of Awards or Common Stock pursuant to the Plan, the Company or such Affiliates shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Recipient. In any event, such person shall promptly make available to the Company or such Affiliate, when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding, and the Company or such Affiliate may take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or such Affiliate from any funds or property due or to become due to such person. The exercise will not be effective until the Company has received such funds to cover the withholding.

4.     TERMINATION. The Plan shall terminate automatically on the date that is ten (10) years from the effective date of the Plan, and may be terminated at any earlier date by the Board. No Award shall be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any Award then outstanding.

5.     EFFECTIVE DATE. This Plan was adopted by the Board on April 5, 2013 and shall be effective as of such date, provided the Plan is approved by equity holders within twelve (12) months of said date. Awards may be granted, but Common Stock may not be issued pursuant to such Awards, prior to the date of such shareholder approval.

6.     FRACTIONAL SHARES. The Company shall not be required to issue fractional shares pursuant to this Plan and, accordingly, a Recipient may be awarded or required to purchase only whole shares.

7.     GOVERNING LAW. The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly, without reference to the conflict of laws principles.

8.     FUNDING OF PLAN. The Plan is intended to be an unfunded plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan. Recipients are and shall at all times be general creditors of the Company with respect to their Awards. If the Board or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

9.     SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.     GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

11.     SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.     RULES OF CONSTRUCTION. Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term “including” shall be deemed to include the words “including without limitation.”

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